Exhibit 23.1
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-209854) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan, the NovoCure Limited 2013 Share Option Plan and the Standen Limited 2003 Share Option Plan,
(2)Registration Statement (Form S-8 No. 333-217619) pertaining to the NovoCure Limited Employee Share Purchase Plan and the NovoCure Limited 2015 Omnibus Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-224606) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-232896) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-236862) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-253499) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan, and
(7)Registration Statement (Form S-8 No. 333-262965) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan;
(8)Registration Statement (Form S-8 No. 333-269926) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan;
of our reports dated February 22, 2024, with respect to the consolidated financial statements of NovoCure Limited and the effectiveness of internal control over financial reporting of NovoCure Limited included in this Annual Report (Form 10-K) of NovoCure Limited for the year ended December 31, 2023.

/s/ KOST FORER GABBAY AND KASIERER
A member of Ernst & Young Global
Tel Aviv, Israel
February 22, 2024